CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the *"Agreement"*) is made and entered into as of October 21, 2005, by and between, **JOSEPH LYLE PUTEGNAT III** (*"Consultant"*), and **IPEX, INC.**, a Nevada corporation (*"IPEX"*).

RECITALS

WHEREAS, IPEX desires to engage Consultant, and Consultant desires to accept the engagement by IPEX, to act as a consultant to IPEX under the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1. CONSULTING SERVICES. Subject to the terms and conditions of this Agreement, effective as of the date hereof, IPEX hereby engages Consultant, and Consultant hereby accepts the engagement by IPEX, to act as a consultant to IPEX for the duration of the Term (as defined below). In his capacity as a consultant to IPEX, Consultant agrees to perform the services identified in ***Appendix A*** and such other services relating to IPEX's business and operations as are reasonably requested from time to time by IPEX (collectively, the *"Services"*). The manner and means by which Consultant chooses to perform the Services shall be in the discretion and control of Consultant; provided, however, that Consultant shall perform all Services in a timely and professional manner, using a degree of skill and care at least consistent with industry standards.

2. COMPENSATION. As consideration for Consultant's performance of the Services, IPEX shall pay Consultant $17,500 (seventeen thousand five hundred) dollars per month paid every other week (the *"Consulting Fee"*). In addition to the Consulting Fee consultant shall be entitled to participate in the company's medical plan. The first four months of consulting fees shall be paid immediately upon execution of this Agreement. If this Agreement is terminated during the first four months of the Term pursuant to Section 7 hereof, then Consultant shall return all unearned compensation that was paid to Consultant pursuant to this section.

3. EXPENSES. IPEX shall reimburse Consultant for any reasonable out-of-pocket expenses, including, without limitation, reasonable travel expenses, incurred in connection with Consultant's performance of the Services; provided, however, that Consultant must: (a) obtain the prior written approval of IPEX for any such expenses that, individually or in the aggregate, exceed $150; and (b) submit such written documentation of all such expenses as IPEX may reasonably require. IPEX will reimburse Consultant for expenses covered by this Section 3 within thirty (30) days of the date that Consultant submits proper documentation of such expenses to IPEX.

4. INDEPENDENT CONTRACTOR RELATIONSHIP. Consultant's relationship with IPEX shall be solely that of an independent contractor, and nothing in this Agreement shall be construed to

create a partnership, joint venture, or employer-employee relationship. Consultant is not the agent of IPEX and is not authorized to make any representation, contract or commitment on behalf of IPEX. Consultant shall not be entitled to any of the benefits that IPEX may make available to its employees, such as group insurance, profit sharing or retirement benefits. Consultant shall be solely responsible for all tax returns and payments required to be filed with or made to any federal, state or local tax authority with respect to Consultant's performance of the Services and receipt of the Consulting Fee pursuant to this Agreement. IPEX will regularly report amounts paid to Consultant by filing Form 1099-MISC with the Internal Revenue Service as required by law, but given that Consultant is an independent contractor, IPEX will not withhold or make payments for social security, make unemployment insurance or disability insurance contributions, or obtain worker's compensation insurance on Consultant's behalf. Consultant agrees to accept exclusive liability for complying with all applicable federal, state and local laws governing self-employed individuals, including, without limitation, obligations such as payment of taxes, social security, disability and other contributions based on the Consulting Fees paid to Consultant. Consultant hereby agrees to indemnify, hold harmless and defend IPEX from and against any and all such taxes and contributions, as well as any penalties and interest arising therefrom.

5. PROPRIETARY INFORMATION AND INTELLECTUAL PROPERTY RIGHTS.

5.1 PROPRIETARY INFORMATION. Consultant agrees that, during the Term and thereafter, Consultant shall take all steps necessary to hold the Proprietary Information (as defined below) in trust and confidence, shall not use such Proprietary Information in any manner or for any purpose except as expressly set forth in this Agreement and shall not disclose any such Proprietary Information to any third party without first obtaining IPEX's express written consent on a case-by-case basis; provided, however, that Consultant may disclose certain Proprietary Information, without violating his obligations under this Agreement, to the extent such disclosure is required by a valid order of a court or other governmental body having jurisdiction, provided that Consultant provides IPEX with reasonable prior written notice of such disclosure and uses commercially reasonable efforts to obtain, or to assist IPEX in obtaining, a protective order preventing or limiting the disclosure and/or requiring that the Proprietary Information so disclosed be used only for the purposes for which the law or regulation required, or for which the order was issued. For purposes of this Agreement, ***"Proprietary Information"*** means any and all confidential and/or proprietary information regarding IPEX or any of its affiliates and their current and proposed business and operations, including, without limitation, information pertaining to their current or forecasted capital structure, equity or debt financing or investment activities, strategic plans, current or proposed products or services, investors, employees, directors, consultants, and other business and contractual relationships; provided, however, that information received by Consultant shall not be considered to be Proprietary Information if Consultant can demonstrate with competent evidence that such information has been published or is otherwise readily available to the public other than by a breach of this Agreement.

5.2 THIRD-PARTY INFORMATION. Consultant understands that IPEX has received and will in the future receive from third parties certain confidential or proprietary information relating to such third parties (collectively, ***"Third-Party Information"***), subject to duties on IPEX's part to maintain the confidentiality of such Third-Party Information and to use such Third-Party Information only for certain limited purposes. Consultant agrees to hold all Third-

Party Information in confidence and not to disclose to anyone (other than personnel of IPEX) or to use, except in connection with Consultant's performance of the Services, any Third-Party Information unless expressly authorized in writing by an executive officer of IPEX.

5.3 **INTELLECTUAL PROPERTY RIGHTS.** Consultant agrees that any and all intellectual property and intellectual property rights that Consultant conceived, reduced to practice or developed during the course of his performance of services as a director, officer, employee or consultant for IPEX, together with any and all intellectual property and intellectual property rights that Consultant conceives, reduces to practice or develops during the course of his performance of the Services pursuant to this Agreement, in each case whether alone or in conjunction with others (all of the foregoing being collectively referred to herein as the ***"Inventions"***), shall be the sole and exclusive property of IPEX. Accordingly, Consultant hereby: (a) assigns and agrees to assign to IPEX his entire right, title and interest in and to all Inventions; and (b) designates IPEX as his agent for, and grants to the officers of IPEX a power of attorney (which power of attorney shall be deemed coupled with an interest) with full power of substitution solely for the purpose of, effecting the foregoing assignments from Consultant to IPEX. Consultant further agrees to cooperate with and provide reasonable assistance to IPEX to obtain and from time to time enforce any and all current or future intellectual property rights covering or relating to the Inventions in any and all jurisdictions.

6. **NO CONFLICTING OBLIGATION.** Consultant represents that his entering into this Agreement, his performance of all of the terms of this Agreement and his performance of the Services pursuant to this Agreement do not and will not breach or conflict with any agreement or other arrangement between Consultant and any third party. During the Term, Consultant agrees not to enter into any agreement that conflicts with this Agreement.

7. **TERM AND TERMINATION.**

7.1 **TERM.** This Agreement shall commence on the date hereof and shall continue for a period of four (4) months thereafter (the ***"Initial Term"***). At the end of such Initial Term, this Agreement shall terminate unless extended by mutual written agreement of the parties. The Initial Term and all Renewal Terms, if any, are collectively referred to herein as the ***"Term"***.

7.2 **TERMINATION BY CONSULTANT.** After expiration of the Initial Term, Consultant may voluntarily terminate this Agreement by delivering thirty (30) days prior written notice to IPEX. Consultant may only terminate this Agreement pursuant to the express terms hereof.

7.3 **TERMINATION BY IPEX.** IPEX may terminate this Agreement at any time during the Term upon delivery to Consultant thirty (30) days prior written notice. IPEX may terminate this Agreement at any time during the Term for Cause upon delivery to Consultant such reason for cause. For purposes of this Agreement, the term ***"Cause"*** shall mean: (a) the willful misconduct of Consultant or any of Consultant's agents; (b) Consultant's willful failure to perform the Services; (c) the causing of intentional damage to the tangible or intangible property of IPEX by Consultant or any of Consultant's agents; (d) the conviction of Consultant of any felony or any other crime involving moral turpitude; (e) the performance of any dishonest or fraudulent act by Consultant or any of Consultant's agents which is, or would be, in each case as determined in good faith by the board of directors of IPEX materially detrimental to the best

interests of IPEX or its stockholders or affiliates; or (f) a breach of this Agreement by Consultant.

7.4 **EFFECT OF TERMINATION.** The obligations set forth in Sections 5, 6, 7, 8, 9 and 10, as well as any outstanding payment or reimbursement obligations of IPEX or Consultant shall survive any termination or expiration of this Agreement. Upon any termination or expiration of this Agreement, Consultant shall promptly deliver to IPEX all documents and other materials of any nature pertaining to the Services, together with all documents and other items containing or pertaining to any Proprietary Information, Third-Party Information or Inventions.

8. **NON-COMPETITION.** Consultant acknowledges that he has gained, and will gain extensive knowledge of the business conducted by IPEX and has had, and will have, extensive contacts with customers of IPEX. Accordingly, Consultant agrees that he shall not compete directly or indirectly with IPEX, either during the Term or during the five (5) month period immediately after the termination Pursuant to Section 7 and shall not, during such period, make public statements in derogation of IPEX. For the purposes of this Section 8, competing directly or indirectly with IPEX shall mean engaging, directly or indirectly, as principal owner, officer, partner, consultant, advisor, or otherwise, either alone or in association with others, in the operation of any entity engaged in a business similar to that of IPEX.

8.1 **ATTORNEYS' FEES.** If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements in addition to any other relief to which the prevailing party may be entitled.

8.2 **NOTICES.** All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (c) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 10.2):

If to Consultant:

Joseph Lyle Putegnat III
10863 Stone Haven Way
San Diego, California 92130
Facsimile:__________________

If to IPEX:

IPEX, Inc.
9255 Towne Centre Drive, Suite 235
San Diego, CA 92121
Attn: Gerald L. Beckwith, Chief Executive Officer
Facsimile: (858) 259-8700

With a copy (which shall not constitute notice) to:

Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas, 21st Floor
New York, NY 10018
Attn: Marc J. Ross, Esq.
Facsimile: (212) 930-9725

8.3 HEADINGS. The boldface headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

8.4 GOVERNING LAW; JURISDICTION AND VENUE. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California without giving effect to its principles of conflicts of laws. Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced exclusively in any state or federal court located in the County of San Diego, State of California. Each of the parties hereto: (a) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of San Diego, State of California, in connection with any legal proceeding; (b) agrees that service of any process, summons, notice or document by U.S. mail addressed to such party at the address set forth in Section 10.2 shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding; (c) agrees that each state and federal court located in the County of San Diego, State of California, shall be deemed to be a convenient forum; and (d) agrees not to assert, by way of motion, as a defense or otherwise, in any such legal proceeding commenced in any state or federal court located in the County of ~~Los Angeles,~~ San Diego State of California, any claim that it is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

8.5 SUCCESSORS AND ASSIGNS. The rights and liabilities of the parties hereto shall bind and inure to the benefit of their respective successors, heirs, executors and administrators, as the case may be; provided, however, that, as IPEX has specifically contracted for Consultant's Services, which Services are unique and personal, Consultant may not assign or delegate his obligations under this Agreement either in whole or in part to any other contractor, subcontractor, business or entity without the prior written consent of IPEX. IPEX may assign its rights and obligations hereunder to any person or entity who succeeds to all or substantially all of IPEX's business.

8.6 WAIVER. No failure on the part of any person or entity to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any person or entity in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No person or entity shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set

forth in a written instrument duly executed and delivered on behalf of such person or entity, and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

8.7 **AMENDMENTS.** This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

8.8 **SEVERABILITY.** If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement in writing for such provision, then: (a) such provision shall be excluded from this Agreement; (b) the balance of the Agreement shall be interpreted as if such provision were so excluded; and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

8.9 **COUNTERPARTS.** This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

8.10 **ENTIRE AGREEMENT.** This Agreement sets forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersedes all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

IN WITNESS WHEREOF, the parties hereto have executed this CONSULTING AGREEMENT as of the date first written above.

CONSULTANT	**IPEX**
Joseph Lyle Putegnat III	Gerald L. Beckwith Chief Executive Officer